Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors
CenterState Banks of Florida, Inc. and subsidiaries:

We consent to the use of our report dated January 29, 2002, with respect to the consolidated balance sheets of CenterState Banks of Florida, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows for the years then ended, incorporated herein and to the reference to our firm under the heading “Experts” in the registration statement.

Orlando, Florida
August 30, 2002